Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-221028) of MongoDB, Inc. of our report dated March 30, 2018 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
March 30, 2018